                                                                    EXHIBIT 4.15

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                          REGIONS FINANCIAL CORPORATION

                                       AND

                              BANKERS TRUST COMPANY

                                   as Trustee

               --------------------------------------------------


                          SECOND SUPPLEMENTAL INDENTURE

                            DATED AS OF MARCH 5, 2001


               --------------------------------------------------

              Supplement to Indenture dated as of February 26, 2001
                         (Subordinated Debt Securities)



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                          SECOND SUPPLEMENTAL INDENTURE

         SECOND SUPPLEMENTAL INDENTURE, dated as of March 5, 2001 by and between REGIONS FINANCIAL CORPORATION, a Delaware corporation (hereinafter called the "Company"), and BANKERS TRUST COMPANY, a New York banking corporation (hereafter called the "Trustee"), having a Corporate Trust Office at 4 Albany Street, 4th Floor, New York, New York, 10006, as Trustee under the Indenture (as hereinafter defined).

                                    RECITALS

         WHEREAS, the Company and the Trustee have entered into an Indenture dated as of February 26, 2001 (hereinafter called the "Indenture"), providing for the issuance by the Company from time to time of its subordinated debt securities;

         WHEREAS, the Company desires to issue a series of subordinated debt securities under the Indenture, and has duly authorized the creation and issuance of such subordinated debt securities and the execution and delivery of this Second Supplemental Indenture to modify the Indenture and provide certain additional provisions as hereinafter described;

         WHEREAS, the Company and the Trustee deem it advisable to enter into this Second Supplemental Indenture for the purposes of establishing the terms of such subordinated debt securities and providing for the rights, obligations and duties of the Trustee with respect to such debt securities;

         WHEREAS, the execution and delivery of this Second Supplemental Indenture has been authorized by a resolution of the Board of Directors of the Company;

         WHEREAS, concurrent with the execution hereof, the Company has delivered an Officers' Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel; and

         WHEREAS, all conditions and requirements of the Indenture necessary to make this Second Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

         NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the mutual premises and agreements herein contained, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes (as defined herein), as follows:


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                                   ARTICLE ONE

                              CREATION OF THE NOTES

         SECTION 1.1. DESIGNATION OF SERIES. Pursuant to the terms hereof and Sections 201 and 301 of the Indenture, the Company hereby creates a series of its subordinated debt securities designated as the "7.00% Subordinated Notes due 2011" (the "Notes"), which Notes shall be deemed "Securities" for all purposes under the Indenture.

         SECTION 1.2. FORM AND DENOMINATION OF NOTES. The Notes shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The Notes shall bear interest, be payable and have such other terms as are stated in the form of definitive Notes or in the Indenture, as supplemented by this Second Supplemental Indenture. The Stated Maturity of the Notes shall be March 1, 2011. The Notes shall be issued in denominations of $1,000 and integral multiples thereof.

         SECTION 1.3. LIMIT ON AMOUNT OF SERIES. The Notes shall not exceed U.S.$500,000,000 in aggregate principal amount, and may, upon the execution and delivery of this Second Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the delivery of a Company Order.

         SECTION 1.4. NO REDEMPTION OR SINKING FUND. No sinking fund will be provided with respect to the Notes. The Notes are not subject to redemption prior to Stated Maturity.

         SECTION 1.5. NOTES NOT CONVERTIBLE OR EXCHANGEABLE. The Notes will not be convertible or exchangeable for other securities or property.

         SECTION 1.6. ISSUANCE OF NOTES; SELECTION OF DEPOSITORY. The Notes shall be issued as Registered Securities in permanent global form, without coupons. The initial Depository for the Notes shall be DTC.

         SECTION 1.7. DEFEASANCE NOT APPLICABLE TO NOTES. The covenants relating to defeasance under Section 1402 of the Indenture and covenant defeasance under Section 1403 of the Indenture shall not apply to the Notes.

                                   ARTICLE TWO

                    APPOINTMENT OF THE TRUSTEE FOR THE NOTES

         SECTION 2.1. APPOINTMENT OF TRUSTEE. Pursuant and subject to the Indenture, the Company and the Trustee hereby constitute the Trustee as trustee to act on behalf of the Holders of the Notes, and as the principal Paying Agent and Security Registrar for the Notes, effective upon execution and delivery of this Second Supplemental Indenture. By execution,


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acknowledgment and delivery of this Second Supplemental Indenture, the Trustee hereby accepts appointment as trustee, Paying Agent and Security Registrar with respect to the Notes, and agrees to perform such trusts upon the terms and conditions in the Indenture and in this Second Supplemental Indenture set forth.

         SECTION 2.2. RIGHTS, POWERS, DUTIES AND OBLIGATIONS OF THE TRUSTEE. Any rights, powers, duties and obligations by any provisions of the Indenture conferred or imposed upon the Trustee shall, insofar as permitted by law, be conferred or imposed upon and exercised or performed by the Trustee with respect to the Notes.

         SECTION 2.3. RIGHTS IN INDENTURE APPLICABLE TO TRUSTEE. Bankers Trust Company, in its capacity as Trustee, shall be afforded all of the rights, powers, immunities and indemnities of the Trustee as set forth in the Indenture as if such rights, powers, immunities and indemnities were specifically set forth herein.

                                  ARTICLE THREE

                                EVENTS OF DEFAULT

         Pursuant to Section 201, Section 301(15)(a) and Section 301(27) of the Indenture and in substitution of the terms of Section 502 of the Indenture, so long as any of the Notes are Outstanding, the following provisions shall be applicable to the Notes:

         SECTION 3.1.      ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

         If, and only if, an Event of Default specified in clause (6) or (7) of
Section 501 of the Indenture occurs with respect to the Company only, and is continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the principal of and premium, if any, together with accrued interest (including any Additional Interest) to the date of declaration, on, all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders) and upon any such declaration such shall become immediately due and payable. Notwithstanding anything in the Indenture to the contrary, the Notes are not subject to acceleration upon any other Event of Default.

         At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in Article Five of the Indenture, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

         (1) the Company has paid or deposited with the Trustee a sum sufficient to pay in the Dollars:


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                  (A)      all overdue installments of interest on and any
         Additional Amounts payable in respect of all Outstanding Notes;

                  (B) the principal of (and premium, if any, on) any Outstanding Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Notes;

                  (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest (including any Additional Interest) and any Additional Amounts at the rate or rates borne by or provided for in the Notes; and

                  (D) all sums paid or advanced by the Trustee hereunder and under the under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

         (2) all Events of Default with respect to the Notes, other than the nonpayment of the principal of (or premium or Make-Whole Amount, if any) or interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513 of the Indenture.

         No such rescission shall affect any subsequent default or impair any right consequent thereon.

                                  ARTICLE FOUR

                               PRIORITY OF NOTES

         SECTION 4.1. NOTES SENIOR TO JUNIOR SUBORDINATED DEBENTURES. Notwithstanding anything to the contrary in the Indenture and subject to Section
5.2 hereof, the Notes shall rank senior to (a) any series of Securities issued to a Regions Trust, including, without limitation, the Company's 8.00% Junior Subordinated Deferrable Interest Debentures due 2031 issued pursuant to that certain First Supplemental Indenture dated as of February 26, 2001 between the Company and Bankers Trust Company, as Trustee, and (b) any guarantee issued by the Company with respect to preferred securities issued by a Regions Trust, including, without limitation, the Company's Trust Preferred Securities Guarantee, dated as of February 26, 2001, between the Company and Bankers Trust Company, as Guarantee Trustee.

         SECTION 4.2. CERTAIN DEBT ISSUANCES NOT TO CONSTITUTE SENIOR DEBT UNDER INDENTURE. Notwithstanding anything to the contrary contained in the Indenture, the Company's 7.80% Subordinated Notes due 2002, 7.65% Subordinated Notes due 2001 and 7.75% Subordinated Notes due 2024, in each case, issued under that certain Indenture, dated as of December 1, 1992, between First Alabama Bancshares, Inc. and Bankers Trust Company, shall not constitute Senior Debt under the definition thereof contained in the Indenture and each such series shall rank pari passu with the Notes.


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                                  ARTICLE FIVE

                                  MISCELLANEOUS

                  SECTION 5.1. APPLICATION OF SECOND SUPPLEMENTAL INDENTURE. Each and every term and condition contained in this Second Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Indenture shall apply only to the Notes created hereby and not to any future series of Notes established under the Indenture.

                  SECTION 5.2. BENEFITS OF SECOND SUPPLEMENTAL INDENTURE. Nothing contained in this Second Supplemental Indenture shall or shall be construed to confer upon any person other than a Holder of the Notes, the Company and the Trustee any right or interest to avail itself or himself, as the case may be, of any benefit under any provision of the Indenture or this Second Supplemental Indenture, except for Holders of Senior Debt as provided in Article Seventeen of the Indenture.

                  SECTION 5.3. DEFINED TERMS. All capitalized terms which are used herein and not otherwise defined herein are defined in the Indenture and are used herein with the same meanings as in the Indenture.

                  SECTION 5.4. EFFECTIVE DATE. This Second Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

                  SECTION 5.5. GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 5.6. COUNTERPARTS. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 5.7. SATISFACTION AND DISCHARGE. This Second Supplemental Indenture shall cease to be of further force and effect upon compliance with such provisions of Article Fourteen of the Indenture as may be applicable to the Notes pursuant to Article Three hereof with respect to the Notes created hereby.

                             [SIGNATURES NEXT PAGE]


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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

                             REGIONS FINANCIAL CORPORATION



                             By:            /s/ Richard D. Horsley
                                ------------------------------------------------
                                Name:  Richard D. Horsley
                                Title: Vice Chairman and Executive Financial
                                       Officer






Attest:       /s/ Samuel E. Upchurch, Jr.
       ----------------------------------------
       Name:  Samuel E. Upchurch, Jr.
       Title: Executive Vice President, General
              Counsel and Corporate Secretary


                          BANKERS TRUST COMPANY
                             as Trustee




                          By:                /s/ Eileen M. Hughes
                             ---------------------------------------------------
                             Name:  Eileen M. Hughes
                             Title: Vice President


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                   EXHIBIT A TO SECOND SUPPLEMENTAL INDENTURE

                                  FORM OF NOTE

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY:

         THIS NOTE IS A SECURITY IN GLOBAL FORM ("GLOBAL SECURITY") WITHIN THE MEANING OF THE SECTION 203 OF THE BASE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.]


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


                          REGIONS FINANCIAL CORPORATION

                             7.00% SUBORDINATED NOTE
                                    DUE 2011

No. ________________                                 U.S.$ _______________

CUSIP NO. 758940 AF 7

         REGIONS FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ________________________, the principal sum of ________ United States Dollars (U.S.$______ ) (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Notes under this Series of Notes, shall not exceed U.S.$500,000,000 in the aggregate at any time, all of which shall be represented hereby) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture) on March 1, 2011 and to pay interest thereon, from March 5, 2001, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on March 1 and September 1 in each year (each an "Interest Payment Date"), commencing September 1, 2001, at the rate of 7.00% per annum, computed for any full semiannual period on the basis of a 360-day year of twelve 30-day months and computed for any partial semiannual period on the actual days elapsed during such period, until the principal hereof is due, and at the rate of 7.00% per annum on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Interest on the Outstanding Notes payable at maturity will be payable to the persons to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Notes may be quoted or listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Note at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by the Company for such purpose in the Borough of Manhattan, The City of New


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York or in the City of Birmingham, Alabama, in such coin or currency of the
United States of America as at the time of payment shall be legal tender for the payment of public and private debts, by Dollar check drawn on, or transfer to, a Dollar account. Payments of interest on this Note may be made by Dollar check, drawn on a Dollar account, mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by transfer to a Dollar account.

         The indebtedness evidenced by this Note is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash of all Senior Debt of the Company, and this
Note is issued subject to such provisions of the Indenture with respect thereto. For purposes of this Note the Company's 7.80% Subordinated Notes due 2002, 7.65% Subordinated Notes due 2001 or 7.75% Subordinated Notes due 2024, in each case, issued under that certain Indenture, dated as of December 1, 1992, between First Alabama Bancshares, Inc. and Bankers Trust Company, each shall rank pari passu to the Notes. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

         Notwithstanding anything to the contrary in the Indenture and subject to Section 5.2 of the Supplemental Indenture, this Note shall rank senior to (1) any series of Securities issued to a Regions Trust, including, without limitation, the Company's 8.00% Junior Subordinated Deferrable Interest Debentures due 2031 issued pursuant to that certain First Supplemental Indenture, dated as of February 26, 2001, between the Company and Bankers Trust Company, as Trustee and (2) any guarantee issued by the Company with respect to preferred securities issued by a Regions Trust, including, without limitation, the Company's Trust Preferred Securities Guarantee, dated as of February 26, 2001, between the Company and Bankers Trust Company, as Guarantee Trustee.

         THIS NOTE IS NOT A SAVINGS ACCOUNT DEPOSIT OR OTHER OBLIGATION OF A BANK OR NON-BANK SUBSIDIARY THEREOF, AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

         Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their


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respective authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


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

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered under its corporate seal.

                                 REGIONS FINANCIAL CORPORATION
[Corporate Seal]


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                    (Trustee's Certificate of Authentication)

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                 BANKERS TRUST COMPANY, as Trustee


                                 By:
                                    --------------------------------------------
                                    Authorized Officer


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


                                [FORM OF REVERSE]

         This Note is one of a duly authorized issue of securities of the Company designated as its "7.00% Subordinated Notes due 2011" (herein called the "Notes"), limited in aggregate principal amount to U.S. $500,000,000, issued and to be issued under an Indenture, dated as of February 26, 2001 (herein called the "Base Indenture"), between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Base Indenture), and a Second Supplemental Indenture, dated as of March 5, 2001 between the Company and the Trustee (the "Second Supplemental Indenture"; the Base Indenture, as supplemented by the Second Supplemental Indenture, the "Indenture") to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Debt and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder will issue the new Notes in the requested denominations.

         No sinking fund is provided for the Notes. The Notes are not subject to redemption prior to March 1, 2011.

         In any case where the due date for the payment of the principal of, premium, if any, or interest on any Note at any Place of Payment as the case may be, is not a Business Day, then payment of principal, premium, if any, or interest (including any Additional Interest) need not be made on or by such date at such place but may be made on or by the next succeeding Business Day, with the same force and effect as if made on the date for such payment or the date fixed for redemption, and no interest shall accrue on the amount so payable for the period after such date.

         [The following paragraph shall appear in each Global Security:

         In the event of a deposit or withdrawal of an interest in this Note, including an exchange or transfer of this Note in part only, the Trustee, as custodian of the Depository, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of The Depository Trust Company applicable to, and as in effect at the time of, such transaction.]

         If, and only if, an Event of Default described in Section 501(6) or 501(7) of the Indenture shall occur with respect to the Company only, and be continuing, the principal of all the Notes, together with accrued interest (including any Additional Interest) to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable, together with accrued interest to the date of declaration, and (ii) of interest on any overdue principal and, to the extent permitted by applicable law, overdue interest, all of the Company's obligations in respect of the payment of the principal of and interest on the Notes shall terminate. Notwithstanding anything in the Indenture to the contrary, the Notes are not subject to acceleration upon any other Event of Default.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

         As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Notes a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest (including any Additional Interest) on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York or the City of Birmingham, Alabama (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

         Prior to due presentation of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered, as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse for the payment of the principal (and premium, if any) or interest (including any Additional Interest) on this Note and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

         THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

         All capitalized terms used in this Note which are defined in the Indenture, and not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

(1)


                               (2) ABBREVIATIONS

         The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

(3)               TEN COM           -        AS TENANTS IN COMMON

                  TEN ENT           -        as tenants by the entireties (Cust)
                  JT TEN            -        as joint tenants with right of     survivorship and not as tenants
                                             in common
                  UNIF GIFT MIN ACT -        -----------------------------------------
                                                               Custodian
                                                                (Minor)
                                                     under Uniform Gifts to Minors Act
                                                                                      -------------------
                                                                (State)

         Additional abbreviations may also be used though not in the above list.

                             (b) FORM OF ASSIGNMENT

         For value received ________________ hereby sell(s), assign(s) and transfer(s) unto ________________ (Please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints ____________________ as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.


Dated:

-------------------------           -------------------------

-------------------------           -------------------------

                                    Signature(s)

                                    Signature(s) must be guaranteed by an
                                    Eligible Guarantor Institution with
                                    membership in an approved signature
                                    guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.